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        UNOCAL CORPORATION

  1995 Proxy Soliciation Material

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        UNOCAL CORPORATION

1995 Suggested Telephone Procedures


Organize your material and write down the key points you want to make. Be sure to speak with:

1.   Consistency
2.   Efficiency
3.   Confidence


A recent survey shows that the real message being conveyed by telephone is based:

1.   90% on your tone of voice
2.   10% on your words


A good technique is to start off with the person's name. Your attitude and choice of words are important:

1.   Set the tone of the conversation; do not be curt or abrasive.
2. Make sure the stockholder realizes you are there to provide a service, and that you can serve as a source of additional information.
3.   Use plain English.


Rules for overcoming objections:

1.   Be quiet
2.   Do not interrupt
3.   Listen carefully
4.   Write down pertinent information
5.   Respond to specific concerns as appropriate.

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ANSWER PROMPTLY. Try to answer on the first ring, if possible.  Your alertness gives a positive start to any conversation.

IDENTIFY YOURSELF. Let the caller know to whom he or she is speaking. It avoids misunderstanding and possible embarrassment.

TREAT EVERY CALL AS IMPORTANT.  No stockholder request is ever "routine".

BE A GOOD LISTENER. Give the caller your undivided attention. Don't ask the person to repeat, except when you want to verify a number or spelling.

USE COMMON COURTESY WORDS. "Please", "thank you", or "you're welcome" are positive and powerful words that build a reputation for you and your company.

USE THE CALLER'S NAME. There's no sweeter music to a person than the sound of his or her own name.

TIME FOR A GOOD ENDING. Always thank the person for calling and offer a simple "good-bye".

BE HELPFUL. Offer what information you can. If you leave the line to obtain information, explain what you intend to do. It is courteous to say, "will you wait?" or, "shall I have someone call you back?".

NEVER LEAVE A CALLER HANGING. If a caller chooses to stay on the line, use the "Hold" button. Be certain to give progress reports every 60 seconds or so to assure the caller that you're working on the request.

BE TACTFUL. If the information the caller requests must be refused because of company policy, give a straightforward but kind explanation.

THANK THE CALLER FOR WAITING. Show your appreciation for the caller's patience. If you smile as you say "Thank you for waiting, Mr. Grey", your voice will be more relaxed and your tone more pleasant.

TRANSFER A CALL ONLY WHEN NECESSARY. Be sure the party wants to be transferred. If not, offer to have someone call back.

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        UNOCAL CORPORATION

Instruction for Employees Who Will Call Stockholders


GUIDELINES:

1. My name is ___________________. I am an employee of Union Oil Company of California, which is a subsidiary of Unocal Corporation.

2. Have you received your Unocal proxy card and proxy statement that was mailed on April 11?

3.  Do you have any questions about either one?

4. If you haven't completed and returned your proxy, please do so as soon as possible. It is important that you exercise your rights as a stockholder.

5. In case you have misplaced your proxy card, we will have another one mailed to you today.

6. Do you plan to attend the Annual Stockholders Meeting on May 22? If so, did you return the attendance card enclosed in your proxy statement? If not, and you would like to attend, please give me your address and telephone number.

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        UNOCAL CORPORATION

Possible Questions from Stockholders

The following are some possible questions from shareholders. In no way will this incorporate every question that can be asked. For questions on matters not covered in the annual report or proxy statement, please refer the stockholders to the Shareholder Services department.

Refer the shareholders to the appropriate page(s) in the 1995 Proxy statement regarding questions on any of the shareholder proposals. Please do not speculate on these matters. If a shareholder wants more information than is provided in the Proxy Statement, please refer them to the Shareholder Services Department.

There are two shareholder proposals this year (page number in proxy statement):

1. Item 3 Stockholder Proposal: report on a gas plant expansion in Northern Alberta, Canada (page 16)
2.  Rebuttal to Item 3 (page 17)
3. Item 4 Stockholder Proposal: review and report on Unocal's statement of principles regarding international business (page 19)
4.  Rebuttal to Item 4 (page 20)

Q. I don't want to bother with reading the proxy statement and voting instructions. How can I vote without going through all of that?

A. If you wish to fully exercise your rights as a stockholder, it would be to your benefit to read the proxy statement. It contains information about the Directors, Executive Compensation, and Stockholder Proposals and these items may be of interest to you as a stockholder. The Board of Directors has indicated on your proxy card its voting recommendations. It only takes a few moments to sign, date and mail your proxy card in the return envelope.

Q.  What is the relationship of Unocal and Union Oil Company?

A. Union Oil Company of California is a wholly-owned subsidiary of Unocal Corporation, a Delaware company created in 1983 and approved by the stockholders. Union Oil is the principal operating subsidiary of Unocal.

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Q.  Some outside Directors own very few shares of Unocal Stock.  Don't they have any faith in the future of the Company?

A. The Board of Governance Committee seeks candidates for the Company's Board of Directors who have distinguished themselves in their business or profession, who have the highest standards of integrity and independence, and who possess experience which will enable them to make a meaningful contribution to the Company. The size of their Unocal stockholding is not an important factor in the selection process.

Q. Why doesn't Unocal have a member of a minority group on its Board of Directors?

A. In selecting candidates for the Company's Board of Directors, the Board of Governance Committee considers candidates with a variety of backgrounds.

Q. Compensation paid to officers is certainly high; it seems excessive to me.

A. (Listen and don't try to refute the stockholder's comments on this subject.)

    The 1995 proxy statement contains detailed disclosures on officer compensation required by the SEC. We thank you for your comments. If you like, I will pass your comments on to the appropriate management.

Q. What's this about confidential voting? I thought my vote was always confidential.

A. Unocal's Board of Directors wishes to encourage stockholder participation in corporate governance by ensuring confidentiality of stockholder voting. An independent third party has been retained to receive and tabulate stockholder proxy votes.

    The Directors believe, however, that some shareholders want the company to know how they have voted. Those shareholders can check the open ballot box on the proxy and the company will be given those proxies. The manner in which any stockholder votes on any particular issue shall, subject to any federal or state law requirements, be confidential unless the shareholder has checked the open ballot box on the proxy card.

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Q.  In 1990, the Company implemented a stockholder rights plan.  Do you really think this is in the best interest of the stockholder?

A. Absolutely. Over 1,000 companies have implemented similar rights plans to encourage any acquiring entity to deal directly with the Board of Directors. This gives the Board the opportunity to protect stockholders by rejecting offers that are clearly inadequate.

Q. The earnings for Unocal were down in 1994. What do you expect for 1995?

A. We are unable to make estimates of Unocal's future performance. The 1994 Annual Report will give you an overview of the prior year's performance. The "Management Discussion and Analysis" section (Pages 26-27) of the Annual Report discusses the company's outlook for future performance.

Q.  Does Unocal have any published Governance policies?

A. Unocal has set forth their system of corporate governance on page 20 of the annual report. This section is simple and to the point, please refer stockholders to it.

Q.  What about Unocal's environmental expenditures?

A. Unocal continues to make substantial capital and operating expenditures for environmental protection and to comply with federal, state and local laws and provisions regulating the discharge of materials into the environment. In many cases, investigatory or remedial work is now required at various sites even though past operations followed practices and procedures that were considered acceptable under environmental laws and regulations, if any, existing at the time (further discussion in the Annual Report - pages 25-26).

NOTE: UNOCAL HAS PUBLISHED A REPORT REGARDING ENVIRONMENTAL ISSUES. PLEASE OFFER TO SEND THEM A COPY.

Q.  Why did Unocal introduce a reformulated gasoline (RFG)?

A. Unocal converted its refining system to produce RFG for So. Ca. that meets federal E.P.A. guidelines. The fuel was due on the market by Jan. 1, 1995. The company is now gearing up to produce
    Unocal-patented gasolines that will meet

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    more stringent standards set by the Ca. Air Resources Board.  They must be in production by March 1, 1996, and on the market by June 1.

Q.  Will Unocal spin-off the 76 Products Division? Will it go public?

A. The immediate focus for 76 Products is to improve profitability. We want to isolate those assets that are strictly involved in the refining and marketing of petroleum products on the West Coast., so that we can more effectively compete in the fast-changing retail market in the West.

    Eventually, we'll consider alternatives for the unit: continue to operate it ourselves, form a joint-venture, or perhaps sell part of the stock as a public offering.

Q.  Questions about UCL and UXC common stock and the UXC/UCL merger.

A. Any questions regarding stockholder accounts should be referred to Chemical Trust Company as Registrar and Transfer Agent, telephone 1-800-647-4273. Any questions regarding this or any other merger, refer to the Shareholder Services Dept.

Q.  Questions about the Union Oil/UXC merger.

A. In general - for every share of UXC owned, stockholders received .54 of a share of Unocal common stock. Any additional discussion should be referred to Shareholder Services.

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                          Telephone List

          Shareholder Services -- Unocal Center Room 1100

Matthew Davino        Extension 5066 (network: 230 - 5066)

David Whitehurst      Extension 6010 (network: 230 - 6010)

John Dillon           Extension 5084 (network: 230 - 5084)


                    Toll Free Telephone Numbers

Investor Relations  (800) 252-2233

FAX Numbers:     (213) 977-5989
FAX Numbers:     (213) 977-7591


Chemical Bank      (800) 647-4273
(Transfer Agent)

Marketing
 Customer Service  (800) 944-7676

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